Exhibit 99.1

Clearside Biomedical Enters into Non-Dilutive Financing Agreement with HealthCare Royalty Partners for up to $65 Million

- Transaction Supports Progression of CLS-AX Clinical Program -

ALPHARETTA, Ga., August August 8, 2022 -- Clearside Biomedical, Inc. (Nasdaq: CLSD), a biopharmaceutical company revolutionizing the delivery of therapies to the back of the eye through the suprachoroidal space (SCS®), announced today it has entered into a Royalty Interest Purchase and Sale Agreement (the agreement) with HealthCare Royalty Partners (HealthCare Royalty).

Clearside intends to use the proceeds from the agreement to support ongoing clinical development of its pipeline, including CLS-AX (axitinib injectable suspension) administered by suprachoroidal injection via Clearside’s SCS Microinjector®.

“The approval and launch of our first commercial product, XIPERE, provides the opportunity to access this meaningful non-dilutive capital which adds financial flexibility as we advance our development pipeline,” said George Lasezkay, Pharm.D., J.D., Clearside’s President and Chief Executive Officer. “We are pleased to partner with HealthCare Royalty to support the funding of further clinical trials of CLS-AX, our proprietary small molecule suspension of the tyrosine kinase inhibitor, axitinib, delivered suprachoroidally by our SCS Microinjector.”

Under the terms of the agreement, Clearside will receive an initial payment of $32.5 million, less certain expenses. At the same time, an additional $12.5 million will be deposited in an escrow account to be released to Clearside upon attainment of a pre-specified sales milestone for XIPERE® (triamcinolone acetonide injectable suspension) for suprachoroidal use. The terms of the agreement also provide for an additional milestone payment of $20 million to Clearside upon attainment of a second pre-specified 2024 sales milestone for XIPERE.

In exchange for the payments described above, HealthCare Royalty will receive all royalties and milestone payments due to Clearside from XIPERE and certain SCS Microinjector license agreements, subject to a cap of 2.5 times the total purchase price paid by HealthCare Royalty under the agreement; the cap may be increased under certain

Exhibit 99.1

circumstances. The arrangement with HealthCare Royalty specifically excludes all Clearside’s internal development programs, including CLS-AX, as well as any future in-licensed assets.

“We are pleased to partner with Clearside Biomedical to support their platform delivering therapies to the back of the eye through the suprachoroidal space,” said Clarke Futch, Chairman and Chief Executive Officer of HealthCare Royalty. “Our investment reflects our belief in the strong value of Clearside’s SCS injection platform and XIPERE, the first approved therapeutic delivered into the suprachoroidal space. This underscores our mission to facilitate innovation by high growth biopharmaceutical companies globally.”

The agreement includes customary provisions for a transaction of this nature, a repayment provision at Clearside's option, and change of control provisions. Clearside has concurrently filed a Form 8-K which includes further details. Clearside expects to close the transaction in August 2022.

JMP Securities LLC served as a financial advisor to Clearside on this transaction.

About XIPERE® (triamcinolone acetonide injectable suspension) for suprachoroidal use

XIPERE® (triamcinolone acetonide injectable suspension) for suprachoroidal use is a proprietary suspension of the corticosteroid triamcinolone acetonide for administration to the suprachoroidal space for the treatment of macular edema associated with uveitis. Bausch + Lomb, a leading global eye health company dedicated to helping people see better to live better, has the exclusive license for the commercialization and development of XIPERE in the United States and Canada. Arctic Vision, a specialty ophthalmology company based in China, has the exclusive license for the commercialization and development of XIPERE, which they refer to as Arcatus™, in Greater China, South Korea, Australia, New Zealand, India and the ASEAN Countries. XIPERE was approved by the U.S. Food and Drug Administration in October 2021 and is commercially available in the U.S.

About CLS-AX (axitinib injectable suspension)

CLS-AX (axitinib injectable suspension) is a proprietary suspension of axitinib for suprachoroidal injection. Axitinib is a tyrosine kinase inhibitor (TKI) currently approved to treat renal cell cancer that achieves pan-VEGF blockade, directly inhibiting VEGF receptors-1, -2, and -3 with high potency and specificity. Clearside believes this broad VEGF blockade may have efficacy advantages over existing retinal therapies by acting at a different level of the angiogenesis cascade, and may benefit patients who sub-optimally respond to current, more narrowly focused anti-VEGF therapies.

Exhibit 99.1

Suprachoroidal injection of this proprietary suspension of axitinib has demonstrated meaningful potential in preclinical studies in multiple species. Preclinical results from Clearside and independent investigators have shown pharmacodynamic effects with reduced growth of experimental neovascularization and decreased fluorescein leakage. With suprachoroidal administration of axitinib, there is the potential to achieve prolonged duration and targeted delivery to affected tissue layers to potentially treat VEGF-driven disorders such as wet AMD, diabetic macular edema and diabetic retinopathy.

About Clearside’s SCS Microinjector®

Clearside’s patented, proprietary suprachoroidal space (SCS®) injection treatment approach offers unprecedented access to the back of the eye where sight-threatening disease often occurs. Clearside’s proprietary SCS Microinjector® can be used to inject a wide variety of drug candidates that are specifically formulated to be delivered via suprachoroidal injection. The SCS Microinjector provides targeted delivery to potentially improve efficacy and compartmentalization of medication to reduce or eliminate toxic effects on non-diseased cells. The SCS Microinjector is composed of a syringe and two 30-gauge hollow microneedles of varying lengths, each less than 1.2 millimeters, within a custom-designed hub that optimizes insertion and suprachoroidal administration of drugs.

About Clearside Biomedical

Clearside Biomedical, Inc. is a biopharmaceutical company revolutionizing the delivery of therapies to the back of the eye through the suprachoroidal space (SCS®). Clearside’s SCS injection platform, utilizing the Company’s proprietary SCS Microinjector®, enables an in-office, repeatable, non-surgical procedure for the targeted and compartmentalized delivery of a wide variety of therapies to the macula, retina or choroid to potentially preserve and improve vision in patients with sight-threatening eye diseases. Clearside is developing its own pipeline of small molecule product candidates for administration via its SCS Microinjector and strategically partners its SCS injection platform with companies utilizing other ophthalmic therapeutic innovations. Clearside’s first product, XIPERE® (triamcinolone acetonide injectable suspension) for suprachoroidal use, is commercially available in the U.S. For more information, please visit www.clearsidebio.com.

About HealthCare Royalty Partners

HealthCare Royalty purchases royalties and uses debt-like structures to invest in commercial or near-commercial stage life science assets. HealthCare Royalty has $6.2 billion in cumulative capital commitments with offices in Stamford (CT), San Francisco, Boston and London. For more information, visit www.healthcareroyalty.com.

Exhibit 99.1

HEALTHCARE ROYALTY PARTNERS® is a registered trademark of HealthCare Royalty Management, LLC in the U.S. and a trademark in other countries.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe”, “expect”, “may”, “plan”, “potential”, “will”, and similar expressions, and are based on Clearside’s current beliefs and expectations. These forward-looking statements include statements regarding the Company’s expected use of the proceeds from the agreement with HealthCare Royalty, the potential benefits of therapies using Clearside’s SCS Microinjector® and statements regarding the clinical development of CLS-AX,. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the conduct of clinical trials, Clearside’s reliance on third parties over which it may not always have full control, uncertainties regarding the COVID-19 pandemic and other risks and uncertainties that are described in Clearside’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (SEC) on March 11, 2022, and Clearside’s other Periodic Reports filed with the SEC. Any forward-looking statements speak only as of the date of this press release and are based on information available to Clearside as of the date of this release, and Clearside assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor and Media Contacts:

Jenny Kobin

Remy Bernarda

ir@clearsidebio.com

(678) 430-8206

Source: Clearside Biomedical, Inc.